UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction	Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On November 16, 2006, TRM Corporation (the “Company”) received a Nasdaq Staff Determination notice that, due to the Company’s delayed filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, the Company was no longer in compliance with Marketplace Rule 4310(c)(14). As a result, the Company’s common stock is subject to possible delisting from The NASDAQ Global Market at the opening of business on November 28, 2006. In accordance with the procedures of The Nasdaq Stock Market, the Company has requested a hearing before a Nasdaq Listing Qualifications Panel to appeal its possible delisting. The Company’s appeal to the Panel will automatically stay the delisting of its common stock pending the Panel’s review and determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.
     As previously disclosed in the Company’s Form 12b-25 filed with the Securities and Exchange Commission on November 9, 2006, the Company was not able to timely file its Form 10-Q because it had determined that its goodwill and certain other long-lived assets are impaired, and the Company is still in the process of gathering information necessary to its analysis for purposes of determining the amount of that impairment, which the Company expects to be significant.
     On November 22, 2006, the Company issued a related press release announcing its receipt of the Nasdaq Staff Determination notice and its plans to appeal and request a hearing. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1   Press release issued by TRM Corporation on November 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
(Registrant)

	By:	/s/ Daniel E. O’Brien
Date: November 22, 2006		Daniel E. O’Brien
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press release issued by TRM Corporation on November 22, 2006.

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